Exhibit 99.1

CONSOLIDATED

QUARTERLY FINANCIAL

STATEMENTS

September 30, 2007

POST OFFICE BOX 1029

GREER, SC 29652

Message to Shareholders

Greer Bancshares Incorporated

October, 2007

Dear Shareholders and Friends:

The third quarter of 2007 proved to be the second best quarter in the Bank’s history in terms of net income, second only to the fourth quarter of 2006 and providing a strong rebound in net income after a disappointing second quarter this year.

For the quarter ended September 30, 2007, Greer Bancshares Incorporated, the parent company of Greer State Bank, earned net income of $933,000 or 38 cents per diluted share. By comparison, for the quarter ended September 30, 2006, net income was $898,000 or 36 cents per diluted share. Net income for the third quarter of 2007 was thus up 3.9% over the third quarter of 2006.

For the nine months ended September 30, 2007, net income was $1,748,000 or 70 cents per diluted share, compared to $2,162,000, or 86 cents per diluted share for the nine months ended September 30, 2006, a decrease of 19.1% which reflects the impact of the second quarter charge off reported in our last shareholder update.

Total assets were $358 million at September 30, 2007, up 5.3% from $340 million at September 30, 2006. Total loans were $257 million at September 30, 2007, up 4.5% from $246 million at September 30, 2006.

The Federal Reserve Bank’s recent 50 basis point cut in interest rates will, hopefully, mitigate some of the recent turmoil in financial markets due to the housing slump and investor concerns over the sub-prime mortgage market. Greer State Bank does not originate, service, or buy sub-prime mortgage instruments.

The Bank has had significant loan growth over the last two years. The costs of such growth are front-end loaded while the benefits are back-end loaded. We believe that the Bank is now beginning to realize some of the back-end benefits of that strong loan growth. In addition, now that our asset growth rate has moderated and our provisions for loan losses have stabilized, we believe that we are in a good position to see improved future earnings, although we will need to keep an eye on how the Federal Reserve Bank deals with interest rates going forward.

As always, thank you for your continued interest, support, and trust. We welcome your comments for improving the Bank and communicating effectively with you.

Respectfully,

David M. Rogers	Kenneth M. Harper	R. Dennis Hennett
Chairman of the Board	President	Chief Executive Officer

* * * * * * * * * * * * * * * * * * * * * * * *

The Company cautions readers that the statements contained in this release regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This release speaks only as of its date, and the Company disclaims any duty to update the information herein. Shareholder Update

BALANCE SHEETS

As of September 30, 2007

Unaudited

	In 000’s
	09/30/07	12/31/06
ASSETS

Cash and due from banks	$5,286	$10,914
Interest bearing deposits	729	776
Investment securities:
Held to maturity	20,427	23,581
Available for sale	55,680	60,185
Loans, less allowance for loan losses	254,399	244,057
Premises and equipment, net	6,653	6,632
Accrued interest receivable	2,251	2,299
Restricted stock	4,354	3,949
Other assets	8,242	7,269

TOTAL ASSETS	$358,021	$359,662

LIABILITIES

Deposits
Non-interest bearing	$31,467	$29,816
Interest bearing	197,422	210,472

Total Deposits	228,889	240,288

Short term debt	17,911	14,172
Long term debt	83,341	77,854
Other liabilities	4,295	4,806

TOTAL LIABILITIES	334,436	337,120

STOCKHOLDERS EQUITY:

Common stock	12,409	12,363
Additional paid in capital	3,232	3,040
Retained earnings	8,174	7,273
Accumulated other comprehensive income	(230)	(134)

Total Stockholders Equity	23,585	22,542

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$358,021	$359,662

STATEMENTS OF INCOME

As of September 30, 2007

Unaudited

	For the Quarter Ended		Year-to-Date
	In 000’s
	09/30/07	09/30/06	09/30/07	09/30/06
Interest Income
Loan (including fees)	$5,311	$4,939	$15,413	$13,474

Investment securities:
Taxable	725	631	2,260	1,941
Exempt from federal taxes	245	221	735	680
Federal funds sold	2	5	84	19
Other	9	8	28	26

Total Interest Income	6,292	5,804	18,520	16,140

Interest Expense
Int. on deposit accounts	2,032	1,772	6,128	4,679
Int. on other borrowings	1,176	1,030	3,293	2,866

Total Interest Expense	3,208	2,802	9,421	7,545

Net Interest Income	3,084	3,002	9,099	8,595
Provision for Loan Losses	30	231	1,679	529

Net Interest Income after Provision for Loan Losses	3,054	2,771	7,420	8,066

Non-Interest Income
Customer service fees	213	220	677	710
Gain/(loss) on securities	—	59	—	78
Other operating income	397	338	1,173	945

Total Non-Interest income	610	617	1,850	1,733

Non-Interest Expense
Salaries, wages & benefits	1,440	1,383	4,253	4,149

Occupancy and equipment	252	220	696	647
Postage and supplies	75	87	230	230
Other operating expenses	561	404	1,757	1,751

Total Non-Interest Expense	2,328	2,094	6,936	6,777

Income Before Taxes	1,336	1,294	2,334	3,022
Provision for Income Taxes	403	396	586	860

Net Income	$933	$898	$1,748	$2,162

Unrealized gain/loss on available-for-sale securities	509	464	(96)	87

Less Reclassification Adjustments for (Gains) /Losses Included in Net Income	—	(37)	—	(49)

Comprehensive Income	$1,442	$1,325	$1,652	$2,200

Weighted average shares outstanding:	2,481	2,466	2,478	2,460

Earnings per Common
Basic Share	$0.38	$0.36	$0.71	$0.88

Earnings per Common
Diluted Share	$0.38	$0.36	$0.70	$0.86

GREER STATE BANK

Directors
Mark S. Ashmore	Walter M. Burch
Ashmore Bros, Inc/Century Concrete	Retired The Greer Citizen Former Co-Publisher/
President	General Manager

Gary M. Griffin	Paul D. Lister
Mutual Home Stores	Paul D. Lister, CPA, LLC
Vice President	President

R. Dennis Hennett	C. Don Wall
Greer State Bank	Professional Pharmacy of Greer
Chief Executive Officer	President

David M. Rogers	Theron C. Smith, III
Joshua’s Way, Inc.	Eye Associates of Carolina, P.A.
President	President

Harold K. James	Kenneth M. Harper
James Agency, Inc. Real Estate and Insurance	Greer State Bank
Vice President/Broker In Charge	President

Steven M. Bateman	Raj K. S. Dhillon
Steven M. Bateman, CPA	Motel Owner and Land Developer
Owner

Greer State Bank Executive Officers
R. Dennis Hennett	Kenneth M. Harper
Chief Executive Officer	President

J. Richard Medlock, Jr.	Victor K. Grout
Executive Vice President/Chief Financial Officer	Executive Vice President & Commercial Banking Manager

Greer Bancshares Incorporated Officers
R. Dennis Hennett	J. Richard Medlock, Jr.
Chief Executive Officer	Secretary/Treasurer Chief Financial Officer

Kenneth M. Harper
President

Greer Financial Services Corporation
Roger Sims	Jason Karr
President and Investments Representative	Assistant Vice President and Investments Representative

GREER STATE BANK OFFICE LOCATIONS

MAIN OFFICE

1111 West Poinsett Street Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street Greer, South Carolina 29650

871 South Buncombe Road Greer, South Carolina 29650

3317 Wade Hampton Boulevard Taylors, SC 29687

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

GREER BANCSHARES INCORPORATED Post Office Box 1029 Greer, South Carolina 29652-1029	PRSRT STD U.S. POSTAGE PAID Permit # 113 Greenville, SC